UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Blue Apron Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Board of Directors (the “Board”) of the Company appointed Elizabeth Huebner as a member of the Board on January 3, 2020. At the time of the Original Form 8-K filing, the Board had not made any determinations regarding Board committee appointments for Ms. Huebner. This Form 8-K/A is being filed to report that on February 20, 2020, the Board appointed Ms. Huebner as the Chairman of the Audit Committee and as a member of the Compensation Committee, effective immediately. The Board has determined that Ms. Huebner satisfies all applicable requirements to serve on such committees and has been designated an “audit committee financial expert.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: February 26, 2020	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary